IMPORTANT NOTICE

SPECIAL MEETING ADJOURNED TO AUGUST 20, 2007

July 31, 2007
Dear Fellow Stockholder:

The July 30, 2007 Special Meeting of Stockholders of Alternative Energy Sources, Inc. (the “Company”) was adjourned until 10:30 a.m. local time, on August 20, 2007. The reconvened meeting will take place at the Company’s headquarters at 310 W. 20th Street, Kansas City, Missouri 64108.

According to our latest records, we have not received your voting instructions for this important special meeting. Your vote is extremely important, regardless of the number of shares of common stock that you own. Please vote your shares today to ensure the Company does not incur additional solicitation costs.

Please use one of the following methods to promptly provide your voting instructions:

1.    Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.
2.    Vote by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.
3.    Vote by Mail: Sign, date and return your voting instruction form in the postage-paid return envelope provided.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS ON THE AGENDA.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 887-0082.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Lee L. Blank
Secretary